Exhibit 99.j

                       Consent of Independent Accountants

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 90 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 16, 1999, relating to the financial statements and financial highlights which appears in the October 31, 1999 Annual Report to Shareholders of Phoenix-Duff & Phelps Core Bond Fund, Phoenix-Engemann Aggressive Growth Fund, Phoenix-Engemann Capital Growth Fund, Phoenix-Goodwin High Yield Fund, Phoenix-Goodwin Money Market Fund, and Phoenix-Oakhurst Balanced Fund (constituting the Phoenix Series Fund, hereinafter referred to as the "Fund"), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and under the headings "Other Information - Independent Accountants" and "Other Information - Financial Statements" in the Statement of Additional Information.



PricewaterhouseCoopers LLP

Boston, Massachusetts
February 21, 2000